September 27, 2000


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Service Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Courtyard by Marriott Hotel, 10 Fortune Boulevard, Milford, Massachusetts, on October 24, 2000, at 3:00 p.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. Dthe Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of six directors and the ratification of Wolf & Company, P.C. as the Company's auditors for the fiscal year ending June 30, 2001. For the reasons set forth in the Proxy Statement, the Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but wassur that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Eugene G. Stone

Eugene G. Stone
President and Chief Executive Officer

                              Service Bancorp, Inc.
                                 81 Main Street
                           Medway, Massachusetts 02053
                                 (508) 533-4343

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On October 24, 2000

     Notice is hereby given that the Annual Meeting of Service Bancorp, Inc. (the "Company") will be held at the Courtyard by Marriott Hotel, 10 Fortune Boulevard, Milford, Massachusetts, on October 24, 2000 at 3:00 p.m., local time.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.   election of six Directors to the Board of Directors;

     2. the ratification of the appointment of Wolf & Company, P.C. as auditors for the Company for the fiscal year ending June 30, 2001; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on September 8, 2000, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POST ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                         By Order of the Board of Directors

                                         /s/ Eugene G. Stone

                                         Eugene G. Stone
                                         President and Chief Executive Officer
September 27, 2000


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                              Service Bancorp, Inc.
                                 81 Main Street
                           Medway, Massachusetts 02053
                                 (508) 533-4343


                         ANNUAL MEETING OF STOCKHOLDERS
                                October 24, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Service Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Courtyard by Marriott Hotel, 10 Fortune Boulevard, Milford, Massachusetts, on October 24, 2000, at 3:00 p.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about September 27, 2000.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies wbe voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

     At the Annual Meeting, stockholders are being asked to consider and vote upon the election of six directors and the ratification of Wolf & Company, P.C. as the Company's auditors for the year ending June 30, 2001. The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                                  VOTE REQUIRED
--------------------------------------------------------------------------------

     Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock") as of the close of business on September 8, 2000 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 1,603,877 shares of Common Stock issued and outstanding. The presence in por by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of a majority of tvote cast is required for approval of the proposal to ratify Wolf & Company, P.C. as the Company's auditors for the fiscal year ending June 30, 2001. Abstentions and broker non-votes will not affect the vote on Proposal II.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of September 8, 2000, the shares of Common Stock known by management of the Company to be beneficially owned by executive officers, Directors, and nominees for Director as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                                          Amount of Shares
                                                          Owned and Nature                   Percent of Shares
         Name and Address of                                of Beneficial                     of Common Stock
        Beneficial Owners(1)                                Ownership(2)                        Outstanding
        --------------------                            ---------------------              ----------------------
Service Bancorp, MHC                                           907,694                             56.6%
81 Main Street
Summit, MA 02053

Service Bancorp, MHC                                          1,004,907                            65.4%
  and all Directors, nominees and Executive Officers
  as a Group (16 persons)

(1) The business address of all named persons is 81 Main Street, Summit, Massachusetts 02053. Certain of the Company's executive officers and directors are also executive officers and trustees of Service Bancorp, MHC.
(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Effective at the Annual Meeting, the Company's Board of Directors will be composed of 15 members. The Company's bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for three-year periods and until their respective successors shall have been elected and shall qualify. Five Directors will be elected at the Annual Meeting to serve for three-year periods aunti their respective successors shall have been elected and shall qualify, and one Director will be elected for a two- period and until her successor shall have been elected and qualify. The Board of Directors has nominated to serve as Directors for three-year terms Kelly A. Verdolino, Kenneth C.A. Isaacs, Paul V. Kenney, Eugene R. Liscombe and Robert A. Matson, and the Board of Directors has nominated Pamela J. Mozynski to serve as Director for a two- term.

     The table below sets forth certain information, as of September 8, 2000, regarding members of the Company's Board of Directors and other individuals, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                                           Shares
                          Position(s) Held With                Director       Current   Beneficially  Percent of
         Name                  the Company           Age       Since(1)    Term Expires    Owned         Class
----------------------   ----------------------  -----------  -----------  ------------ ------------ -----------

                                    NOMINEES

Kelly A. Verdolino              Director             40          1995          2000      11,000(2)         *
Kenneth C.A. Isaacs             Director             47          1997          2000      12,500(2)         *
Paul V. Kenney                  Director             37          1992          2000       1,000(3)         *
Eugene R. Liscombe              Director             54          1991          2000       1,700(3)         *
Robert A. Matson                Director             41          1997          2000       1,575(2)         *
Pamela J. Mozynski         President and Chief       37           --            --        5,341(4)         *
                         Operating Officer, Strata Bank

                               OTHER BOARD MEMBERS

William L. Casey          Chairman of the Board      52          1995          2001       1,500(2)         *
John G. Dugan                   Director             49          1990          2001       3,000(3)         *
John Hasenjaeger                Director             57          1995          2001       3,000(3)         *
Robert J. Heavey                Director             70          1981          2001       5,500(3)         *
Lawrence E. Novick              Director             60          1992          2001      11,000(2)         *
Eugene G. Stone          President, Chief Executive  65          1988          2002      19,656(5)       1.2%
                          Officer and Director
Richard Giusti                  Director             56          1991          2002       6,000(2)         *
Thomas R. Howie                 Director             57          1988          2002       1,700(3)         *
James W. Murphy          Director and Secretary      65          1979          2002       5,500(3)         *

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Warren W. Chase, Jr.     Vice President and Treasurer         N/A          N/A          7,241(6)     *

--------------------------------
 *   Less than 1%
(1) Reflects initial appointment to the Board of Trustees of Summit Bank or its predecessors.
(2) Includes 1,000 shares granted under the Company's 1999 Recognition and Retention Plan (the "Recognition Plan"), which are subject to future vesting but as to which voting may currently be directed.
(3) Includes 500 shares granted under the Recognition Plan, which are subject to future vesting but as to which voting may currently be directed.
(4) Includes 3,994 shares granted under the Recognition Plan, which are subject to future vesting but as to which voting may currently be directed.
(5) Includes 12,073 shares granted under the Recognition Plan, which are subject to future vesting but as to wvotin may currently be directed.
(6) Includes 3,500 shares granted under the Recognition Plan, which are subject to future vesting but as to which voting may currently be directed.

     The business experience for the past five years for each of the Company's directors and executive oi as follows:

     Directors of the Company

     William L. Casey has served as a director of Strata Bank (the "Bank," and formerly "Summit Bank") since 1995 and, since 1997, has served as Chairman of the Board of Trustees of Service Bancorp, MHC, the Company's parent mutual holding company (the "Mutual Holding Company"). He is the Corporate Manager of Credit and Sales Accounting at Analog Devices, Inc., Norwood, Massachusetts, an integrated circuit manufacturer. Mr. Casey son several town and community boards in Millis, Massachusetts.

     John G. Dugan has served as a director of the Bank since 1990. Mr. Dugan also serves on the Audit Committee of the Mutual Holding Company. He is an attorney in the law firm of Dugan & Cannon of Medfield,

Massachusetts, and serves as town moderator for the town of Millis. Mr. Dugan participates in a number of civic and charitable organizations.

     Richard Giusti has served as a director of the Bank since 1991. Mr. Giusti continues to serve as a trustee of the Mutual Holding Company and a director of the Bank. He is Manager of Administration & Finance of the Metropolitan Machine Co., Inc., a machine company. Mr. Giusti is involved in various civic activities as well.

     John Hasenjaeger has served as a director of the Bank since 1995. He is owner of a real estate firm and also is a professor of management at Boston College School of Management.

     Robert J. Heavey has served as a director of the Bank since 1981 and served as Chairman of the Board of Trustees of the Bank from 1991 to 1994. Mr. Heavey is President and Treasurer of RJ Heavey Co., Inc., a plumbing company in Walpole, Massachusetts. He also serves several civic and charitable organizations.

     Thomas R. Howie has served as a director of the Bank since 1988 and served on the Bank's Board of Investment from 1990 to 1994 and on its Audit Committee since 1995. He is Vice President of Howie Oil Company, Inc., a heating oil distributor in Millis, Massachusetts. He is involved in various charitable and civic organizations.

     Kenneth C.A. Isaacs has served as a director of the Bank since 1997. Mr. Isaacs is a private trustee with extensive real estate experience.

     Paul V. Kenney has served as a director of the Bank since 1992. He is a member of the law firm Kenney and Maciolek of Medway, Massachusetts. He also serves several civic organizations.

     Eugene R. Liscombe has served as a director of the Bank since 1991 and served on its Board of Investment from 1991 to 1996. Mr. Liscombe also was Chairman of the Board of Trustees of the Bank from 1994 to 1996. Mr. Liscombe is a self-employed certified public accountant and is active in several civic and charitable organizations.

     Robert A. Matson has served as a director of the Bank since 1997. Mr. Matson is self-employed as a chartered financial consultant and chartered life insurance underwriter. He is involved in civic and charitable organizations.

     Pamela J. Mozynski was named President and Chief Operating Officer of the Bank in June 2000. Ms. Mozynski has been employed by the Bank since 1992, and previously served as Senior Vice President of Retail Banking.

     James W. Murphy has served as a director of the Bank since 1979 and served as Clerk of the Bank since 1992. Mr. Murphy is a retired insurance broker.

     Lawrence E. Novick has served as a director of the Bank since 1992, and also served on the Bank's Board of Investment since 1996 and on the Audit Committee from 1993 to 1996. He is a self-employed tax and financial services advisor in Holliston, Massachusetts. Mr. Novick is involved in many trade organizations and holds positions in civic and charitable organizations.

     Eugene G. Stone has served as a director of the Bank since 1988. He has been President and Chief Executive Officer of the Bank since 1988, Chairman of the Bank since 1997 and President and Chief Executive Officer of the Company since its organization in 1998. Mr. Stone serves on the boards of several civic and charitable organizations.

     Kelly A. Verdolino has served as a director of the Bank since 1995 and a member of the Bank's Audit Committee since 1996. Ms. Verdolino also serves as Clerk of the Bank. Ms. Verdolino is an accountant and has served on several town committees in Medway, Massachusetts.

     Executive Officers of the Company Who are Not Directors

     Warren W. Chase, Jr. served as Vice President and Treasurer of the Bank since 1995 and was named Senior Vice President and Treasurer of the Bank in 1999. Mr. Chase has served as Vice President and Treasurer of the

Company since its organization in 1998. Prior to joining the Bank, Mr. Chase, a certified public accountant, worked for 17 years for Sterling Bank, Waltham, Massachusetts as Controller and Vice President of Financial Planning. His principal areas of responsibility for the Bank include financial reporting, financial planning and liquidity management.

Meetings and Committees of the Board of Directors

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended June 30, 2000, the Board of Directors held six meetings. During the fiscal year ended June 30, 2000, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company and committees on which such director served.

     The Audit Committee consists of Directors Casey, Dugan and Kenney, all of whom are non-employee directors. The audit committee has discussed with the Company's independent auditors the matters required to be discussed under SAS
61. The audit committee has received written disclosures and a letter from the independent auditors relating to their independence and has discussed this correspondence with the auditors. The Audit Committee met four times dthe fiscal year ended June 30, 2000.

     The Nominating Committee consists of the entire Board of Directors. The Nominating Committee met once during the fiscal year ended June 30, 2000.

     The Executive Committee consists of Directors Casey, Guisti, Isaacs, Novick, Matson, Stone and Verdolino. The Executive Committee reviews the performance of the President and Chief Executive Officer. The Executive Committee met once during the fiscal year ended June 30, 2000.

Ownership Reports by Officers and Directors

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4 or 5 on a timely basis. No officer, director or 10% beneficial owner of the Company failed to file ownership reports on a timely basis for the fiscal year eJun 30, 2000.

Compensation of Directors

     Directors of the Bank receive fees of $375 for each meeting attended. Non-employee Directors of the Company and non-employee Trustees of the Mutual Holding Company are paid an annual retainer of $1,000 for their service on each of these Boards, for a total retainer of $2,000. Members of committees of the Board are paid a fee of $50 per meeting, except for the Clerk of the Board who receives $75.

Executive Compensation

     Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank as well as certain other compensation paid or accrued for services rendered in all capacities during the year ended June 30, 2000, 1999 and 1998 to the Chief Executive Officer of the Company. No other executive officers of the Company received total annual compensation in excess of $100,000 during any of the periods presented.


                                                                                    Long-Term Compensation
                                   Annual Compensation (1)                            Awards               Payout
                      Fiscal
                       Years                                               Restricted
 Name and Principal    Ended      Salary       Bonus       Other Annual      Stock         Options/SARs       LTIP      All Other
      Position       June 30,       ($)         ($)      Compensation(1)    Award(s)           (#)          Payouts  Compensation(1)
==================== =========  =========== =========== ================ ==============  ================  ========= ===============
Eugene G. Stone        2000        $178,386    $     --        --          $90,548(2)         16,097          --           --
President and Chief    1999         146,933      30,000        --             --               --             --           --
Executive Officer      1998         128,350      27,500        --             --               --             --           --

==================== =========  =========== =========== ================ ==============  ================  ========= ===============

(1) The Bank also provides certain members of senior management with the use of an automobile, club membership dues and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for Mr. Stone.
(2) Represents the market value of 12,073 shares awarded in fiscal year 2000 pursuant to the Company's 1999 Recognition and Retention Plan. These shares vest in five equal annual installments commencing on January 1, 2001.

     Supplemental Executive Retirement Plan. In January 1992, the Bank entered into an agreement with Eugene G. Stone, the Bank's Chief Executive Officer, which established a nonqualified supplemental executive retirement program ("SERP") for Mr. Stone. The SERP provides for an annual benefit of $35,375 following Mr. Stone's termination of service due to retirement on or after age
65. The annual benefit is adjusted and reduced accordingly for payment following Mr. Stone's death, disability or termination of service prior to normal retirement or upon early retirement. Benefits are payable monthly to Mr. Stone or, in the case of his death, to his beneficiary, over a period of 15 years, unless an optional form of payment available under the Bank's pension plan is elected. Payment of benefits commences upon death, early or normal retirement. In the event of disability, payment of benefits commences the later of age 65 or the termination of other disability benefits. If Mr. Stone's employment is terminated for reasons other than death, disability, or retirement, benefit payments begin at age 65. Benefits under the SERP are forfeited if Mr. Stone's service is terminated for cause. The Bank has established a rabbi trust and has made contributions to the trust sufficient to fully satisfy its benefit obligation under the SERP; however, for tax and ERISA purposes, the SERP is can unfunded plan.

     Deferred Compensation Plan. In November 1991, the Bank adopted a deferred compensation plan () for the benefit of directors who serve the Bank in an employment capacity. The DCP provides each director with the opportunity to defer up to 100% of his or her salary or fees into the DCP. In the event of a director's termination of employment, amounts credited to his account under the DCP will be paid to him in the form of lump sum or monthly, quarterly, semi-annual or annual cash installments, in the discretion of the Bank, beginning not later than 30 days following the last day of the month of termination, or within a reasonable period of time. In the event of death, amounts under the DCP will be paid to the director's designated beneficiaries. Benefits under the DCP are forfeited if tdirecto is terminated for cause. The
DCP is an unfunded plan for tax purposes and for purposes of ERISA. All obligations arising under the DCP are payable from the general assets of the Bank.

Employment Agreements

     Employment Agreements. The Bank has entered into an employment agreement with Chief Executive Officer Eugene G. Stone. The agreement has a term of 36 months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreement, the current Base Salary for Mr. Stone (as defined in the agreement) is $155,000. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cat any time. In the event the Bank terminates the executive's employment for reasons other than disability, retirement, or for cause, or in the event of the executive's resignation from the Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank or the Company, (iv) a breach of the agreement by the Bank, or (v) following a change in control of the Bank or the Company, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the Base Salary and the highest bonus paid during any of the last three years. Mr. Stone would receive an aggregate of $550,000 pursuant to his employment agreement upon a change in control of the Bank or the Company, based upon his current level of compensation. The Bank would also continue the executive's life, health, dental and disability coverage for 36 months from the date of termination. In the event the payments to the executive would include an "excess parachute payment" as defined bthe Internal Revenue Code of 1986, as amended (the "Code"), Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

     Under the agreement, the executive's employment may be terminated upon his retirement in accordance with any retirement policy established on behalf of the executive and with his consent. Upon the executive's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement, provided tth Bank will be obligated to pay him his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year. The employment agreement provides that, following his termination of employment, the executive will not compete with the Bank for a period of one year.

Compensation of Officers and Directors through Benefit Plans

     Directors Supplemental Retirement Plan. In February 2000, the Bank and the Company adopted a non- qualified, unfunded deferred compensation plan for the benefit of their non-employee directors ("Directors Retirement Plan"). The Directors Retirement Plan provides supplemental retirement benefits to the non-employee directors ais evidenced by individual agreements with each non-employee director. The agreements are unfunded, but the Bank has purchased life insurance policies on each director that are actuarially designed to offset the annual expenses associated with the plan and provide a complete recovery of all plan costs upon the director's death. The Bank is the sole owner of the insurance policies. The amount of the retirement benefit will be determined pursuant to the accrual of two accounts: (i) a pre-retirement account; and (ii) an index retirement benefit account. The pre-retirement account is a liability reserve account of the Bank, and is increased or decreased each year by an amount determined by the aggregate annual; after-tax income from specified life insurance contracts reduced by an "opportunity cost" which is calculated by taking into account the Bank's after-tax cost of funds. The index retirement benefit account is equal to the excess of the annual earnings of the insurance policies over the "opportunity cost". Benefits from the pre-retirement account are paid in 20 equal annual installments following the director's retirement. Upon normal retirement, directors will receive an additional index retirement benefit until their death. Should a director die prior to having received the entire amount of their pre-retirement account, the unpaid balance will be paid in a lump sum to their beneficiaries. While directors are entitled to receive their benefit if they terminate service prior to their retirement date, the payment of bwill not commence until the director reaches his normal retirement date. In the event of a change of control of the Bank oth Company, directors will be entitled to receive the amounts accumulated in their pre-retirement account within 30 days of such event and will also begin receiving the annual index benefit. The benefits under the agreement are forfeitable if a director is terminated by the Bank for cause.

     The Bank's current tax-qualified employee pension benefit plans consist of a defined benefit pension plan and a profit sharing plan with a salary deferral feature under Section 401(k) of the Code, as described below.

     Defined Benefit Pension Plan. Until May 2000, the Bank maintained the Savings Banks Employees Retirement Association Pension Plan, which was a qualified, tax-exempt defined benefit plan ("Retirement Plan"). All employees age 21 or older who worked at the Bank for a period of one year and were credited with 1,000 or more hours of service with the Bank during the year were eligible to accrue benefits under the Retirement Plan. In connection with terminating the Retirement Plan, the Bank amended the Retirement Plan to increase the benefits to active participants in order to allocate the Retirement Plan's surplus assets upon termination. This amendment and termination are subject to receipt of a favorable tax determination from the Internal Revenue Service.

     401(k) Plan. The Bank maintains the Savings Banks Employees Retirement Association 401(k) Plan which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code ("401(k Plan"). All employees who have attained age 21 and have completed one year of service during which they wat least 1,000 hours are eligible to participate.

     Under the 401(k) Plan, participants are permitted to make salary reduction contributions equal to the lesser of 15% of compensation or $10,000 (as indexed annually). For these purposes, "compensation" includes wages reported on federal income tax form W-2 and includes any amount contributed by salary reduction to a cafeteria plan or 401(k) plan, but does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $160,000 for plan years beginning in 1997). In 1999 and prior years, the Bank matched 50% of the participant's salary reduction contributions to the 401(k) Plan (up to 6% of the participant's compensation). Beginning January 1, 2000, in connection with the termination of the defined benefit pension plan, the Bank increased the matching contribution to 100% of the participant's salary reduction contributions up to 4% of the participant's compensation. All employee contributions, matching contributions and earnings thereon are fully and immediately vested. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship. A participant may also borrow money from his or her account, which loan may not exceed the lesser of $50,000 or 50% of the participant's total account balance. The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options.

         Plan benefits will be paid to each participant in the form of a life annuity (or joint and survivor annuity if married) upon retirement or death unless an alternate form of distribution (lump sum, life annuity or equal payments over a fixed period) is selected. If a participant terminates employment prior to retirement, his vested benefit will be held by the 401(k) Plan until the participant elects to receive his benefit from the 401(k) Plan. Normal retirement age under the 401(k) Plan is 65. Early retirement age is 59 1/2.

         Stock Benefit Plans. During the fiscal year ended June 30, 2000, the Company adopted, and stockholders approved, the Company's 1999 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, options to purchase 2,500 shares were granted to non-employee directors Casey, Giusti, Isaacs, Matson, Novick and Verdolino, options to purchase 1,000 shares were granted to non-employee directors Dugan, Hasenjaeger, Heavey, Howie, Kenney, Liscombe and Murphy, and options to purchase 9,590 shares were granted to nominee Mozynski, all at an exercise price of $7.50 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options ("Relo Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of a Limited Rights will be in cash, or in the event of a change in control in which pooling accounting treatment is a condition to the transaction, in shares of stock of the Company, or in the event of a merger transaction, in shares of the acquiring corporation or its parent, as applicable. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interes liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire ashare equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market vo the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

     During the fiscal year ended June 30, 2000, the Company adopted, and stockholders approved, the Company's 1999 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to the Recognition Plan, 1,000 shares of stock were granted to non-employee directors Casey, Giusti, Isaacs, Matson, Novick and Verdolino, 500 shares of stock were granted to non-employee directors Dugan, Hasenjaeger, Heavey, Howie, Kenney, Liscombe and Murphy and 5,341 shares of stock were granted to nominee Mozynski.

     Set forth in the following table is information relating to options granted under the Stock Option Plan tth Named Executive Officer during 2000.


                                              OPTION GRANTS IN LAST FISCAL YEAR
=============================================================================================================================
                                                      Individual Grants
-----------------------------------------------------------------------------------------------------------------------------
                                                  Percent of Total
                                                  Options Granted                                    Grant Date Present
                                                  to Employees in     Exercise or    Expiration          Value (1)
           Name               Options Granted         FY 2000         Base Price        Date
-----------------------------------------------------------------------------------------------------------------------------
      Eugene G. Stone             16,097               38.0%             $7.50        10/26/09            $65,676
=============================================================================================================================

-----------------------------------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 26%; risk free rate of return of 6.5%; no dividend yield; and a 10-year option life.

     Set forth below is certain information concerning options outstanding to the Named Executive Officer at June 30, 2000. The Named Executive Officer did not exercise any options during 2000.


                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                              FISCAL YEAR-END OPTION VALUES
=========================================================================================================================
                                                                     Number of Unexercised      Value of Unexercised In-
                                                                           Options at             The-Money Options at
                              Shares Acquired         Value                 Year-End                  Year-End (1)
           Name                Upon Exercise        Realized
                                                                   Exercisable/Unexercisable   Exercisable/Unexercisable
                                                                              (#)                         ($)
-------------------------------------------------------------------------------------------------------------------------
      Eugene G. Stone                0                 $0                   0/16,097                     $0/ $0
===========================  =================  =================  ==========================  ==========================

------------------------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on June 30, 2000, at which date the last trade price of the Common Stock as quoted on the Over-the-Counter Bulletin Board was $5.9375.

Transactions with Certain Related Persons

     The Bank offers to directors, officers, and employees real estate mortgage loans secured by their principal residence. All loans to the Bank's directors, officers and employees are made on the same terms, including irate and collateral as those prevailing at the time for comparable transactions, and do not involve more than normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company has approved the engagement of Wolf & Company, P.C. to be the Company's auditors for the 2001 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Wolf & Company, P.C., for the Company's fiscal year ending June 30, 2001. A representative of Wolf & Company, P.C. is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of Wolf & Company, P.C. as the auditors for the 2001 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Wolf & Company, P.C. as auditors for the 2001 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 81 Main Street, Medway, Massachusetts 02053, no later than May 28, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Mit is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy mto the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2000, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO WARREN W. CHASE, JR., SENIOR VICE PRESIDENT, 81 MAIN STREET, MEDWAY, MASSACHUSETTS 02053 OR CALL (508) 533-4343.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Eugene G. Stone

                                       Eugene G. Stone
                                       President and Chief Executive Officer
Medway, Massachusetts
September 27, 2000

                                 REVOCABLE PROXY

                              SERVICE BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                October 24, 2000

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Courtyard by Marriott Hotel, 10 Fortune Boulevard, Milford, Massachusetts, on October 24, 2000, at 3:00 p.m. local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:




                                                                         VOTE
                                                      FOR              WITHHELD
                                                      ---              --------
                                                  (except as
                                                  marked to the
                                                  contrary below)

1.  The election as Directors of all nominees      |_|                    |_|
    listed below:

                      Kelly A. Verdolino
                      Kenneth C.A. Isaacs
                      Paul V. Kenney
                      Eugene R. Liscombe
                      Robert A. Matson
                      Pamela J. Mozynski

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

------------------------------

------------------------------


                                                    FOR      AGAINST     ABSTAIN
                                                    ---      -------     -------
2.  The ratification of Wolf & Company, P.C. as
    the Company's independent auditor for the       |_|        |_|         |_|
    fiscal year ended June 30, 2001.


The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

--------------------------------------------------------------------------------


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy mals be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at tAnnua Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated September 27, 2000, and audited financial statements.


Dated: _________________________                   ---  Check Box if You Plan
                                                   ---  to Attend Annual Meeting


-------------------------------              -----------------------------------
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


-------------------------------              -----------------------------------
SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



--------------------------------------------------------------------------------


           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

--------------------------------------------------------------------------------